SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT - DECEMBER 9, 1999
                        ---------------------------------
                        (Date of Earliest Event Reported)

                          GLOBALNETFINANCIAL.COM, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                            (State of Incorporation)

      33-21443                                                    06-1489574
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(Commission File No.)                                         (I.R.S. Employer
                                                             Identification No.)

        7284 W. PALMETTO PARK ROAD, SUITE 210, BOCA RATON, FLORIDA 33433
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               (Address of Principal Executive Offices) (Zip Code)

                                 (561) 417-8053
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              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         On December 9, 1999, GlobalNetFinancial.com, Inc. (the "Company" or "GlobalNet") completed the sale of shares of the Company's Class A Common Stock (the "Class A Common Stock") on the Alternative Investment Market of the London Stock Exchange in an offering exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Regulation S (the "Offering").

         To accommodate the sale and listing of the Company's securities on the Alternative Investment Market of the London Stock Exchange in the Offering, the Company created and authorized 50,000,000 shares of a separate class of stock, the Class A Common Stock. As an equity security, the Class A Common Stock will participate fully in any future financial growth of the Company.

         Each share of Class A Common Stock will entitle the holder thereof to a one-tenth vote in respect to matters submitted for the vote of the holders of Common Stock of the Company (the "Common Stock"). Further, in the event of liquidation, after payment of the debts and other liabilities of the Company and after making provision for the holders of Preferred Stock of the Company, if any, the remaining assets of the Company will be distributable ratably among the holders of the Common Stock and the Class A Common Stock with the Class A Common Stock entitled to one-tenth the liquidation proceeds per share, payable with respect to the Common Stock. Each issued and outstanding share of Class A Common Stock will be entitled to one-tenth the dividend declared and paid by the Company on its issued and outstanding Common Stock. Finally, twenty four months from the date of issuance, each ten shares of Class A Common Stock will automatically convert into one share of Common Stock.

         The Class A Common Stock was not registered under the Securities Act nor was it registered as a class of equity securities under the Securities Exchange Act of 1934, as amended, and was not listed on the NASDAQ National Market System nor will the Class A Common Stock be traded in any securities market in the United States.

         In the Offering, the Company sold 25,525,000 shares of Class A Common Stock to investors. In addition, certain stockholders participating in the Offering exchanged 685,000 shares of Common Stock for 6,850,000 shares of Class A Common Stock which was sold in the Offering. Further, Beeson Gregory Limited, the managing underwriter for the Offering, received 350,000 shares of Class A Common Stock as part of the underwriting compensation. The total gross proceeds to the Company from the Offering was $70.3 million. The total net proceeds to the Company after deducting underwriting expenses and Offering expenses (including legal and accounting fees and other miscellaneous expenses) was approximately $65.3 million.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits:

                  None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 1999

                                        GLOBALNETFINANCIAL.COM, INC.

                                        By: /s/ ALAN L. JACOBS
                                           -------------------------------------
                                                Alan L. Jacobs
                                                Executive Vice President